Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
(215) 546-5005; (215) 640-6357 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2013

Philadelphia, PA, November 18, 2013 - Resource America, Inc. (NASDAQ: REXI) (the "Company") reported GAAP net income attributable to common shareholders of $3.4 million, or $0.16 per common share-diluted, and $5.1 million, or $0.23 per common share-diluted, for the three and nine months ended September 30, 2013, respectively, as compared to a GAAP net loss attributable to common shareholders of $2.3 million, or $0.11 per common share-diluted, and net income attributable to common shareholders of $25.6 million, or $1.23 per common share-diluted, for the three and nine months ended September 30, 2012, respectively. Included in GAAP net income (loss) attributable to common shareholders for the nine months ended September 30, 2012, was a $32.7 million gain, net of tax, on the sale of the Company's credit loan manager.

The Company reported adjusted net income attributable to common shareholders, a non-GAAP measure, of $5.1 million, or $0.23 per common share-diluted, and $10.4 million, or $0.48 per common share-diluted, for the three and nine months ended September 30, 2013, respectively, as compared to adjusted net income attributable to common shareholders of $3.1 million, or $0.15 per common share-diluted, and $103,000, or $0.00 per common share-diluted, for the three and nine months ended September 30, 2012, respectively. A reconciliation of the Company's reported GAAP net income (loss) attributable to common shareholders to adjusted net income attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

Assets Under Management

The following table details the Company's assets under management by operating segment, which increased by $1.5 billion (10%) from September 30, 2012 to September 30, 2013 (in billions):

	September 30,
	2013	2012
Financial fund management	$13.8	$12.7
Real estate	2.1	1.7
Commercial finance	0.6	0.6
	$16.5	$15.0
A description of how the Company calculates assets under management is set forth in Item 1 of the Company's Annual Report on Form 10-K for the year ended September 30, 2012.

Highlights for the Third Quarter Ended September 30, 2013 and Recent Developments
REAL ESTATE ASSET MANAGEMENT:
Equity Asset Management
Resource Real Estate Opportunity REIT, Inc, a public non-traded REIT managed by the Company, which specializes in acquiring and managing distressed real estate assets, had the following highlights:

•	Raised a record $101.5 million during the three months ended September 30, 2013 and a record $58.3 million for the month ended October 31, 2013.

•
Increased total assets to $382.6 million at September 30, 2013, an increase of $234.0 million, or 157%, from September 30, 2012, reflecting the acquisition during the three months ended September 30, 2013 of four multifamily rental apartment properties totaling $105.3 million located in Plano, TX, Newport News, VA and Denver, CO.

•	In July 2013, entered into an agreement to acquire 11 multifamily assets totaling 2,513 units and two office properties that contain 75,518 rentable square feet for $52.7 million.

•	In October 2013, acquired a 437-unit multifamily rental apartment in Alpharetta, GA for $26.3 million.
Debt Asset Management
Resource Capital Corp. ("RSO"), a publicly traded REIT managed by the Company which focuses on commercial real estate assets, had the following highlights:

•	Originated $94.2 million of commercial real estate whole loans during the quarter.

•	In July 2013, closed a $200.0 million commercial real estate credit facility with Deutsche Bank AG.

•	In October 2013, closed a $115.0 million public offering of 6.00% convertible senior notes due 2018.
The following additional highlights contributed to our real estate asset management operations:

•
Resource Real Estate Management, Inc., the Company's property management subsidiary, increased the apartment units it manages to 18,737 units (at 65 properties) as of September 30, 2013 from 17,979 units (at 61 properties) as of September 30, 2012.

•	The Company's real estate operating segment increased its assets under management at September 30, 2013 to $2.1 billion, an increase of $406.0 million, or 24%, from September 30, 2012.

•
Real estate revenues increased 42% and 24%, to $16.0 million and $39.4 million, for the three and nine months ended September 30, 2013, respectively, as compared to $11.3 million and $31.9 million for the three and nine months ended September 30, 2012, respectively.

FINANCIAL FUND MANAGEMENT:
Credit Asset Management
CVC Credit Partners, L.P. ("CCP"), the Company's global joint venture with CVC Capital Partners ("CVC"), closed Apidos CLO XIV (par value $617.0 million) and Apidos CLO XV (par value $500.0 million) in July and October 2013, respectively. In connection with these Collateralized Loan Obligation issuers, CCP expects to receive approximately $4.9 million annually in asset management fees in the future.
The following additional highlight contributed to our financial fund asset management operations:
The Company's financial fund management operating segment increased its assets under management at September 30, 2013 to $13.8 billion, an increase of $1.1 billion, or 9%, from September 30, 2012.
CORPORATE/OTHER:
Share Repurchase

•
In August 2013, the Company repurchased 205,627 shares at $7.53 per share. Since August 2012, the Company has repurchased over 588,000 shares at an average price of $6.88 under its share repurchase plan.

Dividends

•
The Company's Board of Directors authorized an increase in the Company’s cash dividend from $0.03 to $0.04 per share on the Company’s common stock and payment on October 31, 2013 to holders of record as of the close of business on October 18, 2013.

•	RSO's Board of Directors declared a cash dividend of $0.20 per common share for its three months ended September 30, 2013.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors as well as our joint ventures.
For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.
Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission. For information pertaining to risks relating to these forward-looking statements, reference is made to the section "Risk Factors" contained in Item 1A of the Company's Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.
A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The remainder of this release contains the Company's unaudited consolidated balance sheets, consolidated statements of operations and reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted net income attributable to common shareholders.

The following financial statements reflect for all periods presented (i) the consolidation of RSO and (ii) reflect the corresponding change in the Company's fiscal year end from September 30th to December 31st to conform to the fiscal year of RSO.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)	(unaudited)
ASSETS		(restated)
Cash	$19,439	$11,899
Restricted cash	558	638
Receivables	3,348	468
Receivables from managed entities and related parties, net	30,288	30,618
Investments in real estate, net	17,128	18,041
Investment securities, at fair value	9,758	10,576
Investments in unconsolidated loan manager	37,345	37,221
Investments in unconsolidated entities	13,899	13,156
Assets of consolidated variable interest entity ("VIE") - RSO:
Cash and cash equivalents (including restricted cash)	203,658	179,390
Investments, at fair value	232,783	256,433
Loans	1,644,587	1,849,428
Investment in real estate and unconsolidated entities	128,099	120,706
Other assets	62,341	70,600
Total assets of consolidated VIE - RSO	2,271,468	2,476,557
Property and equipment, net	4,955	2,590
Deferred tax assets, net	29,751	28,274
Other assets	5,574	6,726
Total assets	$2,443,511	$2,636,764

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$27,613	$21,559
Payables to managed entities and related parties	3,037	3,536
Borrowings	20,380	21,040
Liabilities of consolidated VIE - RSO:
Borrowings	1,422,430	1,785,600
Other liabilities	62,955	71,239
Total liabilities of consolidated VIE - RSO	1,485,385	1,856,839
Total liabilities	1,536,415	1,902,974

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 49,000,000 shares authorized; 30,341,710 and 30,069,822 shares issued (including nonvested restricted stock of 419,606 and 604,353), respectively	299	295
Additional paid-in capital	288,238	286,048
Accumulated deficit	(26,420)	(29,486)
Treasury stock, at cost; 10,109,435 and 9,914,090 shares, respectively	(104,869)	(103,472)
Accumulated other comprehensive loss	(2,310)	(2,197)
Total stockholders’ equity	154,938	151,188
Noncontrolling interests	218	279
Noncontrolling interests attributable to RSO	751,940	582,323
Total equity	907,096	733,790
	$2,443,511	$2,636,764

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES:		(Restated)		(Restated)
Real estate (includes revenues of $4,701, $2,446, $9,794 and $9,169 related to RSO)	$15,950	$11,292	$39,443	$31,929
Financial fund management (includes revenues of $450, $2,508, $720 and $4,902 related to RSO)	8,502	6,083	15,234	15,378
Commercial finance	(30)	(167)	(243)	(1,535)
	24,422	17,208	54,434	45,772
Revenues from consolidated VIE - RSO	23,786	35,669	76,011	90,657
Elimination of consolidated revenues attributed to operating segments	(5,183)	(4,988)	(10,608)	(12,733)
Total revenues	43,025	47,889	119,837	123,696
COSTS AND EXPENSES:
Real estate	11,178	7,684	29,514	22,477
Financial fund management	3,547	3,909	7,769	11,282
Commercial finance	75	103	(99)	451
Restructuring expenses	—	—	—	365
General and administrative	2,505	2,530	6,807	7,564
Impairment charges	—	2,280	—	2,280
Provision for credit losses	1,808	6,336	3,793	14,996
Depreciation and amortization	413	529	1,318	1,592
	19,526	23,371	49,102	61,007
Expenses from consolidated VIE - RSO	15,554	13,230	43,110	39,752
Elimination of consolidated expenses attributed to operating segments	(4,861)	(4,950)	(10,178)	(12,589)
Total expenses	30,219	31,651	82,034	88,170
OPERATING INCOME	12,806	16,238	37,803	35,526

OTHER INCOME (EXPENSE):
(Loss) gain on deconsolidation and sale of subsidiary	—	(140)	—	54,542
Other-than-temporary impairment on investments	—	—	(214)	(74)
Interest expense	(530)	(544)	(1,525)	(1,767)
Other income, net	128	29	400	6
	(402)	(655)	(1,339)	52,707
Other income of consolidated VIE - RSO	16,607	—	16,607	5,464
Elimination of consolidated VIE - RSO other income attributable to operating segments	162	34	224	101
	16,367	(621)	15,492	58,272
Income from continuing operations before taxes	29,173	15,617	53,295	93,798
Income tax provision of consolidated VIE - RSO	722	3,979	4,221	6,978
Income tax provision (benefit)	1,261	(3,984)	(396)	13,358
Income from continuing operations	27,190	15,622	49,470	73,462
Loss from discontinued operations, net of tax	—	(8)	(2)	(38)
Net income	27,190	15,614	49,468	73,424
Net (income) loss attributable to noncontrolling interests - RAI	(40)	36	(23)	30
Net income attributable to noncontrolling interests of consolidated VIE - RSO	(23,708)	(17,917)	(44,394)	(47,892)
Net income (loss) attributable to common shareholders	$3,442	$(2,267)	$5,051	$25,562

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - (Continued)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(Restated)		(Restated)
Amounts attributable to common shareholders:
Income (loss) from continuing operations	$3,442	$(2,259)	$5,053	$25,600
Discontinued operations	—	(8)	(2)	(38)
Net income (loss)	$3,442	$(2,267)	$5,051	$25,562

Basic earnings (loss) per share:
Continuing operations	$0.17	$(0.11)	$0.25	$1.29
Discontinued operations	—	—	—	—
Net income (loss)	$0.17	$(0.11)	$0.25	$1.29
Weighted average shares outstanding	20,342	20,102	20,255	19,786

Diluted earnings (loss) per share:
Continuing operations	$0.16	$(0.11)	$0.23	$1.23
Discontinued operations	—	—	—	—
Net income (loss)	$0.16	$(0.11)	$0.23	$1.23
Weighted average shares outstanding	21,872	20,102	21,931	20,845

Schedule I

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS TO
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(Restated)		(Restated)
Net income (loss) attributable to common shareholders - GAAP	$3,442	$(2,267)	$5,051	$25,562

Adjustment, net of tax:
Net loss attributable to common shareholders - commercial finance	1,660	5,359	5,384	7,266
Gain on sale of subsidiary	—	—	—	(32,725)

Adjusted net income attributable to common shareholders	$5,102	$3,092	$10,435	$103

Adjusted weighted average diluted shares outstanding (2)	21,872	21,141	21,931	20,845

Adjusted net income attributable to common shareholders per common per share-diluted	$0.23	$0.15	$0.48	$—

1.
Adjusted net income attributable to common shareholders presents the Company's operations without the effect of its commercial finance operations and gain on the sale of subsidiary. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company's progress in both its real estate and financial fund management segments for the three and nine months ended September 30, 2013 and 2012 separately from its commercial finance operations and gain realized on the sale of a subsidiary. Adjusted net income attributable to common shareholders should not be considered as an alternative to net income (loss) attributable to common shareholders (computed in accordance with GAAP). Instead, adjusted net income attributable to common shareholders should be reviewed in connection with net income (loss) attributable to common shareholders in the Company's consolidated financial statements, to help analyze how the Company's business is performing.

2.
Dilutive shares used in the calculation of adjusted net income attributable to common shareholders per common share-diluted included an additional 1.0 million shares for the three months ended September 30, 2012, which were anti-dilutive for the period and, as such, were not used in the calculation of GAAP loss attributable to common shareholders per common share-diluted.